Exhibit 99.1

Chimerix Elects Rodman L. Drake to Board of Directors

DURHAM, NC, August 2, 2013 – Chimerix, Inc. (Nasdaq: CMRX), a biopharmaceutical company developing novel, oral antivirals in areas of high unmet medical need, today announced the election of Rodman L. Drake to the company’s Board of Directors. He will serve as the Chairman of the Compensation Committee.

Mr. Drake is an experienced corporate director and former CEO with more than 30 years of experience in management consulting, private equity, financial services, infrastructure development and biopharmaceuticals. He is currently Chairman of the Columbia Atlantic Funds, sponsored by Columbia Management, and the Brookfield and Helios Funds, sponsored by Brookfield Investment Management.

“Chimerix will benefit greatly from Rodman’s extensive corporate board and international leadership experience,” said Kenneth I. Moch, President and CEO of Chimerix. “He will bring substantial value to our strategic decision-making as we grow Chimerix into a leading antiviral company. We are excited to welcome him to the Board.”

Mr. Drake spent most of his career in executive-level positions including Co-Chairman of KMR Power Company, a developer of independent power projects internationally; CEO and Managing Director of Cresap McCormick and Paget, a leading international management consulting firm; and President of The Mandrake Group, a consulting firm specializing in strategy and organizational design. He is a member of the Board of Directors of Celgene and The Animal Medical Center of New York. Mr. Drake received an MBA from Harvard Business School and a bachelor’s degree from Yale University.

“Chimerix has the tremendous combination of proprietary technology, an exciting lead candidate, CMX001, and a strong management team,” said Mr. Drake. “I look forward to working with Chimerix and am confident that the company will continue to progress as a leader in novel, antiviral therapeutics with the potential to significantly impact patient care.”

About Chimerix

Chimerix, a biopharmaceutical company based in Durham, NC, is committed to the discovery, development and commercialization of novel, oral antiviral therapeutics designed to transform patient care in areas of high unmet medical need. Chimerix's proprietary lipid technology has given rise to two clinical-stage nucleotide analog lipid-conjugates, CMX001 and CMX157, which have demonstrated the potential for enhanced activity and safety in convenient, orally administered dosing regimens. CMX001 has shown broad-spectrum activity against double-stranded DNA viruses, including herpesviruses, adenoviruses and polyomaviruses. Chimerix anticipates beginning the Phase 3 SUPPRESS trial in the third quarter of 2013 for the prevention of cytomegalovirus infection in hematopoietic stem cell transplant recipients. Chimerix's second product candidate, CMX157, an oral nucleotide analog for the treatment of HIV infection, was licensed to Merck in July 2012.

Forward-Looking Statements

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Such statements include, but are not limited to, statements regarding Chimerix’s timing for initiating the Phase 3 SUPPRESS trial, the efficacy of CMX001 and its ability to provide a broad spectrum of antiviral activity and the positive impact of CMX001 on transplant recipients. Risks that contribute to the uncertain nature of the forward-looking statements include: the accuracy of Chimerix’s estimates regarding its ability to initiate the SUPPRESS trial; the success of SUPPRESS and Phase 2 trials, the demonstrated efficacy of CMX001 in the SUPPRESS trial and Phase 2 trials; and regulatory developments in the United States and foreign countries. Other risks and uncertainties affecting Chimerix are described more fully in Chimerix’s filings with the Securities and Exchange Commission, including without limitation its Quarterly Report on Form 10-Q for the first quarter of 2013, as filed with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made. Chimerix undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

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CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146

CHIMERIX CONTACTS:

Rebecca Heath, 919.972.7124

Elizabeth Kelly, 919.972.7109

MEDIA CONTACT:

Tony Plohoros

908.940.0135

tplohoros@6degreespr.com

INVESTOR CONTACT:

Lilian Stern

212.362.1200

lilian@sternir.com

CHIMERIX, INC.
2505 Meridian Parkway, #340	Tel: (919) 806-1074
Durham, NC 27713	Fax: (919) 806-1146